As filed with the Securities and Exchange Commission on March 27, 2006 Reg. No. _______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_________________
HIGHWAY HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 810, Level 8, Landmark North
39 Lung Sum Avenue
Sheung Shui
New Territories, Hong Kong
(Address of principal executive offices)
_________________
1996 Stock Option Plan
(Full title of the plan)
______________
Brian Geary
4642 South Lane
Del Mar, California 92014
(Name and address of agent for service)
Tel: (858 401 9855
Fax: (858 481 2161
(Telephone number, including area code, of agent for service)

Copy to:
Istvan Benko, Esq.
Troy & Gould Professional Corporation
1801 Century Park East, Suite 1600
Los Angeles, California 90067
Tel: (310) 553-4441
Fax: (310) 201-4746

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock $0.01 par value per share	121,000	$3.50	$423,500	$45.31
Common Stock $0.01 par value per share	79,000	$3.61	$285,190	$30.52
TOTAL	200,000		$711,690	$78.83

(1)
In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans.

(2)
With respect to 121,000 shares to be offered under the 1996 Stock Option Plan of Highway Holdings Limited, for which the offering price is known, the registration fee was determined in accordance with Rule 457(h) under the Securities Act of 1933. With respect to the remaining 79,000 shares of common stock that are issuable under this plan for which the offering price is not known, the proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(h) of the Securities Act on the basis of the high and low trading prices of the registrant’s common stock as reported on the Nasdaq Capital Market on March 24, 2006.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

The contents of the Registration Statement of Highway Holdings Limited, File No. 333-10312, filed on April 29, 1999 and March 27, 2001, are incorporated into this Registration Statement by this reference, pursuant to General Instruction E to Form S-8.

EXHIBITS

The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

4.1 1996 Stock Option Plan (incorporated by reference to Exhibit 10.32 of the registrant’s Registration Statement on Form F-1, Reg. No. 333-05980, filed with the SEC on November 8, 1996.)

5.1 Opinion of Counsel as to the legality of securities being registered.

23.1 Consent of Independent Registered Public Accounting Firm.

23.2 Consent of Counsel (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, China, on March 27 , 2006.

HIGHWAY HOLDINGS LIMITED

By:
Roland W. Kohl,
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roland W. Kohl and Po S. Fong, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roland W. Kohl /s/ Roland W. Kohl	Chief Executive Officer (Principal Executive Officer), Chairman	March 27, 2006
Roland W. Kohl
/s/ Po S. Fong /s/ Po S. Fong	Chief Financial Officer (Principal Financial Officer), Secretary	March 23, 2006
Po S. Fong
/s/ Satoru Saito /s/ Satoru Saito	Managing Director, Metal Stamping Operations, Director	March 14, 2006
Satoru Saito
/s/ Dirk Hermann /s/ Dirk Hermann	Director	March 27, 2006
Dirk Hermann
/s/ Shlomo Tamir /s/ Shlomo Tamir	Director	March 20, 2006
Shlomo Tamir
/s/ Tiko Aharonov /s/ Tiko Aharonov	Director	March 27, 2006
Tiko Aharonov
/s/ May Tsung Shu Mui /s/ May Tsung Shu Mui	Chief Administration Officer, Director	March 27, 2006
May Tsung Shu Mui
Uri Bernhard Oppenheimer	Director	March __, 2006
Uri Bernhard Oppenheimer

/s/ Irene Ping Yim Wong /s/ Irene Ping Yim Wong	Director	March 17, 2006
Irene Ping Yim Wong
/s/ Kevin Young (Yang Kuang Yu) /s/ Kevin Young (Yang Kuang Yu)	Director	March 16, 2006
Kevin Young (Yang Kuang Yu)
/s/ Brian Gea /s/ Brian Geary	Director	March 17, 2006
Brian Geary
/s/ George Wing Chan, Leung	Director	March 20, 2006
George Wing Chan, Leung